Exhibit 99.2

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	NORTH PENN BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.		For	Against	Abstain
	1. Approval of the Plan of Conversion and Reorganization.	☐	☐	☐

The shareholder signing this proxy card appoints Frederick L. Hickman, Thomas J. Dziak and Thomas A. Byrne, or either of them acting in the absence of the other, as proxyholders, each with the power to appoint his substitute, and authorizes them to represent and to vote, as designated below, all of the shares of the common stock, $ 0.10 par value per share, of North Penn Bancorp, Inc. that the shareholder holds of record on             , 2007, at the Special Meeting of Shareholders of North Penn Bancorp, Inc. to be held on             , 2007, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY SIGNED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED PROPOSAL, AND IN THE DISCRETION OF THE PROXYHOLDERS NAMED IN THIS PROXY UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE MATTERS HERON.

Please be sure to sign and date this Proxy in the box below.	Date
Shareholder sign above	Co-holder (if any) sign above

é Detach above card, sign, date and mail in postage paid envelope provided. é

NORTH PENN BANCORP, INC.

Please sign exactly as your name appears above and print the date on which you sign the proxy in the spaces provided above. If signed on behalf of a corpora-tion, please sign in corporate name by an authorized officer. If signing as a representative, please give full title as such. For joint accounts, only one owner is required to sign.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	NORTH PENN BANCORP, INC.

			For	Against	Abstain
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	E S O P	1. Approval of the Plan of Conversion and Reorganization.	☐	☐	☐

The shareholder signing this proxy card appoints Frederick L. Hickman, Thomas J. Dziak and Thomas A. Byrne, or either of them acting in the absence of the other, as proxyholders, each with the power to appoint his substitute, and authorizes them to represent and to vote, as designated below, all of the shares of the common stock, $0.10 par value per share, of North Penn Bancorp, Inc. that the shareholder holds of record on ________, 2007, at the Special Meeting of Shareholders of North Penn Bancorp, Inc. to be held on ______, 2007, and at any adjournment thereof.

The Trustee is hereby authorized to vote all shares of Company common stock credited to me in its trust capacity as indicated above.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE MATTERS HERON.

Please be sure to sign and date this Proxy in the box below.	Date
Shareholder sign above	Co-holder (if any) sign above

é Detach above card, sign, date and mail in postage paid envelope provided. é

NORTH PENN BANCORP, INC.

PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE NO LATER THAN ______, 2007.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	NORTH PENN BANCORP, INC.

			For	Against	Abstain
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	4 0 1 K	1. Approval of the Plan of Conversion and Reorganization.	☐	☐	☐

The shareholder signing this proxy card appoints Frederick L. Hickman, Thomas J. Dziak and Thomas A. Byrne, or either of them acting in the absence of the other, as proxyholders, each with the power to appoint his substitute, and authorizes them to represent and to vote, as designated below, all of the shares of the common stock, $0.10 par value per share, of North Penn Bancorp, Inc. that the shareholder holds of record on             , 2007, at the Special Meeting of Shareholders of North Penn Bancorp, Inc. to be held on             , 2007, and at any adjournment thereof.

The Trustee is hereby authorized to vote all shares of Company common stock credited to me in its trust capacity as indicated above.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE MATTERS HERON.

Please be sure to sign and date this Proxy in the box below.	Date
Shareholder sign above	Co-holder (if any) sign above

é Detach above card, sign, date and mail in postage paid envelope provided. é

NORTH PENN BANCORP, INC.

PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE NO LATER THAN ______, 2007.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

North Penn Bancorp, Inc.

Dear ESOP Participant:

On behalf of the Board of Directors, I am forwarding to you the attached BLUE vote authorization form for the purpose of conveying your voting instructions to First Bankers Trust Services, Inc., our ESOP Trustee, on the proposals presented at the Special Meeting of Shareholders of North Penn Bancorp, Inc. (the “Company”) on             , 2007. Also enclosed is a Notice and Proxy Statement/Prospectus for the Company’s Special Meeting of Shareholders.

As a participant in the North Penn Bank Employee Stock Ownership Plan (the “ESOP”), you are entitled to instruct the ESOP Trustee how to vote the shares of Company common stock allocated to your ESOP account as of             , 2007, the record date for the Special Meeting.

The Trustee will vote all allocated shares of Company common stock as directed by participants. The Trustee will vote unallocated shares of Common Stock held in the ESOP Trust and the shares for which timely instructions are not received in a manner calculated to most accurately reflect the instructions the ESOP Trustee receives from participants, subject to its fiduciary duties.

To direct the ESOP Trustee how to vote the shares of common stock allocated to your ESOP account, please complete and sign the enclosed BLUE vote authorization form and return it in the enclosed, postage-paid envelope no later than             , 2007. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or North Penn Bank.

Sincerely,

/s/ Frederick L. Hickman
Frederick L. Hickman
President and Chief Executive Officer

North Penn Bancorp, Inc.

Dear 401(k) Plan Participant:

On behalf of the Board of Directors, I am forwarding to you the attached GREEN vote authorization form for the purpose of conveying your voting instructions to Pentegra Group, the Trustee for the North Penn Bancorp, Inc. Stock Fund (the “Employer Stock Fund”) in the North Penn Bank Employee’s Savings & Profit sharing Plan and Trust (the “401(k) Plan”), on the proposals presented at the Special Meeting of Shareholders of North Penn Bancorp, Inc. (the “Company”) on             , 2007. Also enclosed is a Notice and Proxy Statement/Prospectus for the Company’s Special Meeting of Shareholders.

As a participant in the Employer Stock Fund, you are entitled to direct the Employer Stock Fund Trustee how to vote the shares of Company common stock credited to your account as of             , 2007, the record date for the Special Meeting. To direct the Trustee how to vote the shares credited to your account, please complete and sign the enclosed GREEN vote authorization form and return it in the enclosed, postage-paid envelope no later than             , 2007. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or North Penn Bank.

Sincerely,

/s/ Frederick L. Hickman
Frederick L. Hickman
President and Chief Executive Officer